Exhibit 1.01

Conflict Minerals Report of Gentherm Incorporated

This Conflict Minerals Report of Gentherm Incorporated (“Gentherm”, “we”, or the “Company”) covers the reporting period from January 1 to December 31, 2019. This report was prepared in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended.

Business Overview

The Company is a global developer and marketer of innovative thermal management technologies for a broad range of heating and cooling and temperature control applications. Its products provide solutions for automotive passenger climate comfort and convenience, battery thermal management and cell connecting systems, as well as patient temperature management within the health care industry. The Company’s automotive products can be found on the vehicles of nearly all major automotive manufacturers operating in North America and Europe, and several major automotive manufacturers in Asia. The Company operates in locations aligned with its major customers’ product strategies to provide locally enhanced design, integration and production capabilities. The Company is also developing a number of new technologies and products that will help enable improvements to existing products and to create new product applications for existing and new markets.

The products that the Company manufactured or contracted to have manufactured in 2019 that it determined contain or may contain any 3TG (as defined below) are listed below.

Automotive Passenger Climate Comfort and Convenience Products:

Heater Mats

Air Moving Devices

Thermoelectric Modules

Electronic Control Modules

Thermal Cup Holders and Bins

Battery Thermal Management and Cell Connecting Systems:

Thermoelectric Cooling Modules

Battery Heaters

Battery Cell Connecting Boards

Wiring Harnesses and Cables

Industrial and Medical Products:

Printed Circuit Boards

Patient Thermal Management Devices

Cardiovascular Heater/Cooler Devices

Due Diligence Framework and Overview

We undertook due diligence on the source and chain of custody of the tantalum, tin, tungsten, and gold (“Conflict Minerals” or “3TG”) we use when producing our products. We designed our due diligence to conform to an internationally recognized due diligence framework, the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, and related supplements (“OECD Framework”).

The OECD Framework divides the entire conflict mineral supply chain into upstream and downstream entities. An upstream entity is within the conflict minerals supply chain from the mine to the smelter or refiner and includes miners, local traders, and exporters from the country of mineral origin, international concentrate traders, mineral processors, smelters, and refiners. A downstream entity is within the conflict minerals supply chain from when the mineral leaves the smelter or refiner to when it arrives at the retailer and includes metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers, and retailers.

The Company is a downstream entity and is typically several tiers removed from the smelter or refiner and mineral origin. We have limited visibility beyond our direct suppliers to entities within the supply chain. Therefore, we rely principally on our direct suppliers to provide us with sourcing information.

We conduct a portion of our due diligence using tools and relying on information provided by the Responsible Minerals Initiative (“RMI”), an industry group that works to address Conflict Minerals issues within supply chains. One tool we use is the Conflict Minerals Reporting Template (“CMRT”), which facilitates the collection of information on the source of Conflict Minerals. We also rely on information from the Conflict-Free Smelter Program, a voluntary initiative in which an independent third party audits the procurement activities of a smelter or refiner to determine with reasonable confidence that the minerals it processes originated from conflict-free sources.

Due Diligence Process

The OECD Framework provides a five-step framework for risk-based due diligence in the mineral supply chain. Using this framework, we list the actions we took to exercise due diligence on the sourcing of Conflict Minerals we used when manufacturing our products.

Step 1 - Establish strong company management systems

•

Gentherm communicated to our suppliers and the public a formal company policy (“Conflict Minerals Policy”) concerning the use of Conflict Minerals which directly or indirectly finance or benefit armed groups in the Democratic Republic of Congo or an adjoining country (collectively, the “Covered Countries”). The Conflict Minerals Policy is publicly available on our corporate website: https://gentherm.gcs-web.com/policies-reports.

•

Gentherm assembled a cross-functional internal team to implement our Conflict Minerals Policy, including representation from Purchasing, Legal, Finance, Engineering, Quality, IT, Internal Audit, and Sales/Program Management.

•

The Company structured an internal management and support system (“Steering Committee”), made up of a cross-section of senior management, which has oversight and ownership of the Conflict Minerals Policy. In addition, Gentherm maintained a Conflict Minerals working group that met regularly during the reporting period to address the implementation and progress of our due diligence efforts.

•

The Company subscribed to a Conflict Minerals Platform (“iPoint”), an on-demand software solution which enables the Company to collect, manage, aggregate, validate, and report Conflict Minerals information. Furthermore, the platform performs an automated assessment of smelter list and overall CMRT completeness and accuracy.

•

Gentherm is an active member of the Automotive Industry Action Group (AIAG) Responsible Minerals Work Group. This team is made up of leading members of the Automotive Industry that have created a core team and sub-groups that meet to discuss current legislation, best practices, training, education materials, and collaborate with RMI members on ongoing improvements. The output of these meetings is then available to all members of AIAG.

•	The Company adopted the CMRT as our primary means of collecting data from suppliers. We encourage our suppliers to adopt the most current CMRT when reporting.

Step 2 - Identify and assess risks in the supply chain

•	Gentherm has instituted Conflict Minerals reporting requirements as part of our suppliers’ contractual obligations through our onboarding process, and we have encouraged our suppliers to extend the same obligations to their supply base.

•

The Company conducted a survey of our suppliers using iPoint and/or the CMRT to identify the smelters and refiners in our supply chain. The Company also reviewed and obtained additional information on responses that were incomplete, unclear, or inconsistent.

•

For suppliers that are distributors and cannot legally report on behalf of their supply base, we ask that they put forth a statement regarding their company’s position on Conflict Minerals. Additionally, they can supplement their statement with CMRTs that have been submitted by their supply base.

Step 3 - Design and implement a strategy to respond to identified risks

•	The Company’s Conflict Minerals working group reported findings of supply chain risk to the Steering Committee.

•

The Steering Committee implemented procedures to address suppliers who did not respond to initial requests. These procedures include follow-up requests, communication involving buyers, management escalation, and phone calls.

•

Gentherm adopted a Supplier Escalation Process in accordance with the Conflict Minerals Policy, with the intention to discontinue business with any supplier found to be purchasing 3TG which directly or indirectly finances or benefits armed groups in the Covered Countries.

•	The Company reviewed submitted CMRTs for completeness and reasonableness of responses.

Step 4 - Carry out independent third-party audits of supplier’s due diligence practices

•

The Company utilizes, when necessary the RMI Responsible Minerals Assurance Process (RMAP) assessments to validate its due diligence in conformance with the OECD Framework. Gentherm works with other resources to identify smelters in the supply chain and encouraged suppliers and customers to participate in the program through direct communication and smelter outreach communication.

Step 5 - Report annually on supply chain due diligence

•	Gentherm published our supply chain due diligence within our 2019 Form SD and Conflict Minerals Report on our website at https://gentherm.gcs-web.com/financial-information/sec-filings.

RCOI and Due Diligence Measures Performed

The Company’s Reasonable Country of Origin Inquiry (“RCOI”) was designed to determine whether the Conflict Minerals, which are necessary to the functionality or production of a product manufactured (or contracted to be manufactured) by the Company, originated in the Covered Countries. The Company performed a good faith, risk-based, global scoping exercise to identify suppliers that were considered in-scope and subject to RCOI in the 2019 calendar year. Through communications with these suppliers, the Company attempted to identify smelters and refiners of Conflict Minerals that may be utilized in its products.

The Company’s RCOI and due diligence employed a combination of measures to determine whether the necessary Conflict Minerals in Gentherm’s products originated from the Covered Countries. The Company identified suppliers of commodity groups with high potential of containing Conflict Minerals using an industry-leading tool. In other cases, the materials supplied were analyzed by other means. All identified Conflict Mineral suppliers were surveyed to ascertain for each Conflict Mineral (a) the smelter or refiner where it was processed, (b) its country of origin and (c) the mine or location of origin, using the CMRT and RMAP.

The Company, strives for 100% participation of suppliers but did not receive responses from all of its suppliers and, in some cases, responses were incomplete or did not appear to be accurate. Furthermore, the majority of our suppliers that did provide names of smelters/refiners and country of origin information, did so only on an entity-wide basis without distinguishing between 3TG purchased for goods supplied to Gentherm and 3TG purchased for other purposes. Because we did not receive full and complete responses from every supplier in every case, we were unable to determine the country of origin of Conflict Minerals for our products or whether such products were from recycled or scrap sources.

Smelters and Refiners

Gentherm identified 556 suppliers that were considered in-scope and subject to RCOI in the 2019 calendar year. The overall response rate for the surveyed suppliers was 66%. The responding suppliers accounted for approximately 94% of the Company’s spend in 2019 with the surveyed suppliers.

The conformant smelters and refiners that our suppliers identified in the CMRTs that they submitted to us for this reporting year are provided in a listing in Attachment A to this Report. As noted above, we did not receive responses from all of our surveyed suppliers, some responsive suppliers indicated they were unable to identify the smelters and refiners used to process 3TG in their products and most of the CMRTs we received from our suppliers were made on an entity-wide basis, rather than on a product-level basis; therefore, the list of smelters in Attachment A may both omit smelters that are in the Company’s supply chain and include smelters that are not in the Company’s supply chain.

Following is a table summarizing smelter conformance at a Company level. The table includes the number of smelters undergoing a certification or recertification process by RMI in the “Number Active” column. The table also includes the number of smelters our suppliers identified that are not classified as “Conformant” or “Active” by RMI in the “Number Other” column.

Metal	Number of Smelters	Number Conformant	Percent Conformant	Number Active	Number Other
Tantalum	63	43	68%	1	19
Tungsten	78	43	55%	4	31
Tin	225	75	33%	5	145
Gold	259	102	39%	3	154
Total	625	263	42%	13	349

Due Diligence Enhancements

We plan to undertake the following steps during the next compliance periods to (1) determine the country of origin of the Conflict Minerals and the facilities used to mine and refine the Conflict Minerals used in, and necessary to, the functionality or production of our products in 2020 and (2) further mitigate the risks that necessary Conflict Minerals contained in the Company’s products finance or benefit armed groups in Covered Countries:

•	Continue to strengthen our engagement with our suppliers regarding Conflict Minerals, including requiring CMRT information from in-scope suppliers and all new suppliers for all Gentherm locations.

•	Continue to educate and drive our suppliers to provide current, accurate, and complete information from their supply chain regarding their smelters and refiners of Conflict Minerals.

•	Strengthen engagement with our suppliers by offering additional training and encouraging an open line of communication throughout the year.

•

Increase our efforts to identify the number of smelters and refiners within our supply chain by evaluating the information received from our suppliers and comparing them with revised information published by the RMI.

•	Consider transitioning business to suppliers that expressly state that they use smelters designated as “conflict-free”.

•	Enhance participation with the AIAG, RMI, and/or other relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD Framework.

•	Perform additional due diligence on a sample of suppliers to evaluate the general integrity of the responses received from all direct suppliers.

•	The Company will also review all newly acquired subsidiary suppliers and include those considered for production in 2020 reporting.

Forward-Looking Statements

Except for historical information contained herein, statements in this Conflict Minerals Report are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The principal forward-looking statements in this Conflict Minerals Report include the Company’s expected changes to its Conflict Minerals program. The forward-looking statements included in this Conflict Minerals Report are made as of the date hereof or as of the date specified herein and are based on management’s reasonable expectations and beliefs. Such statements are subject to a number of important assumptions, risks, uncertainties and other factors that may cause actual results or performance to differ materially from that described in or indicated by the forward-looking statements, including (a) the continued implementation of compliance measures by the Company’s direct and indirect suppliers, (b) changes in regulatory requirements relating to the sourcing of 3TG, and (c) those factors described under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019 and subsequent quarterly reports. Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Attachment A

The Company compiled the following information from CMRTs submitted by its suppliers as part its RCOI and due diligence measures. The smelter names listed below are based on information made publicly available by the RMI as part of its RMAP conformant assessments as of July 10, 2020.

Metal	Smelter Standard Name	Smelter Country	Smelter ID
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711

Metal	Smelter Standard Name	Smelter Country	Smelter ID
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Nihon Superior Co., Ltd.	JAPAN	CID001252
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	PAMP S.A.	SWITZERLAND	CID001352

Metal	Smelter Standard Name	Smelter Country	Smelter ID
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Zhongjin Gold Corporation	CHINA	CID002224
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504

Metal	Smelter Standard Name	Smelter Country	Smelter ID
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA	CID003402
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA	CID000731
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	Plansee	AUSTRIA	CID001368
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	CID002847
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707

Metal	Smelter Standard Name	Smelter Country	Smelter ID
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Tin	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV Dua Sekawan	INDONESIA	CID002592
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	CV Serumpun Sebalai	INDONESIA	CID000313
Tin	CV Tiga Sekawan	INDONESIA	CID002593
Tin	CV United Smelting	INDONESIA	CID000315
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA	CID001136
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Dowa	JAPAN	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Fenix Metals	POLAND	CID000468
Tin	Fuji Metal Mining Corp.	JAPAN	CID000498
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500

Metal	Smelter Standard Name	Smelter Country	Smelter ID
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Metallo Belgium N.V.	BELGIUM	CID002773
Tin	Metallo Spain S.L.U.	SPAIN	CID002774
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Justindo	INDONESIA	CID000307
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT O.M. Indonesia	INDONESIA	CID002757
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490

Metal	Smelter Standard Name	Smelter Country	Smelter ID
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Thaisarco	THAILAND	CID001898
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION	CID002047
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105

Metal	Smelter Standard Name	Smelter Country	Smelter ID
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095